UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 24, 2022

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place

Kansas City, KS 66205

(Address of principal executive offices) (Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 24, 2022, Cingulate Inc., through its wholly-owned subsidiary, Cingulate Therapeutics LLC (collectively, the “Company”), entered into a Maser Services Agreement (the “Agreement”) with Societal CDMO, Inc. (“Societal”).

The Agreement governs the general terms under which Societal, or one of its affiliates, will provide manufacturing services as specified by the Company at Societal’s Gainesville, Georgia manufacturing facility. Pursuant to the Agreement, the Company and Societal will enter into various Statements of Work to set forth the services to be performed by Societal and the payments to be made by the Company for each project (each, a “Statement of Work”). Each Statement of Work will be governed by the terms of the Agreement, unless expressly modified in such Statement of Work.

The Agreement has an initial term that expires on October 24, 2027 or such later date as required to complete a Statement of Work (the “Initial Term”) and will renew automatically thereafter for successive twelve (12) month periods (a “Renewal Term”) unless terminated by either party at least twelve (12) months (if prior to the successful completion of process validation batches for the first product) or twenty-four (24) months (after successful completion of validation batches for the first product) prior to the end of the Initial Term or any Renewal Term. The Company may terminate any Statement of Work or the Agreement upon ninety (90) days prior, written notice. Societal may terminate a Statement of Work due to certain delays or inactivity or if the services provided under such Statement of Work can’t be performed in accordance with applicable regulatory requirements; provided, that Societal shall use commercially reasonable efforts to engage in meaningful discussions with the Company prior to any such termination. Societal may terminate the Agreement upon six (6) months prior, written notice if all Statements of Work have been terminated. Either party may terminate any Statement of Work or the Agreement for material, uncured breaches or in the event of the other party’s bankruptcy.

The Agreement contains representations, warranties and indemnity obligations customary for agreements of this type.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Company has redacted certain confidential portions of the Agreement because such confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

Item 7.01. Regulation FD Disclosure.

On October 24, 2022, the Company issued a press release announcing the Agreement with Societal and providing a clinical update. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference.

The Company updated its investor presentation to be used at investor conferences and in investor meetings. A copy of the investor presentation is furnished as Exhibit 99.2 and incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Master Services Agreement between Cingulate Therapeutics LLC and Societal CDMO, Inc., dated October 24, 2022

99.1	Press Release dated October 24, 2022

99.2	Investor Presentation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10)(iv).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: October 25, 2022	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer